UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/17/2009

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2009, the employment of Sunil Thomas with InfoSpace, Inc. ("InfoSpace" or the "Company") was terminated. Mr. Thomas was InfoSpace's Chief Technology Officer from January 1, 2008 until his resignation from that position on May 11, 2009, and Mr. Thomas continued to serve as an employee of InfoSpace through a transition period following his resignation from the position of the Company's Chief Technology Officer until September 1, 2009.

In connection with the termination of Mr. Thomas' employment with the Company, InfoSpace and Mr. Thomas entered into a Separation and Release of Claims Agreement, effective as of September 17, 2009 (the "Separation Agreement"). The Separation Agreement provides, among other things, that, in connection with his termination, Mr. Thomas will receive the benefits to which he was entitled pursuant to Section 6(b) of the Employment Agreement made and entered into effective as of January 1, 2008 by and between InfoSpace and Mr. Thomas, as amended (the "Employment Agreement"), which benefits include:

*        A lump sum cash payment of $210,000, which is an amount equal to Mr. Thomas' annual base salary;

*        A lump sum cash payment of $105,000, which is an amount equal to 100% of the minimum bonus rate for Mr. Thomas that is set forth in the Employment Agreement;

*        The continuation of medical coverage and benefits until not later than August 31, 2010;

*        The immediate vesting of 50% of the unvested stock options held by Mr. Thomas as of the date of his termination; and

*        The immediate vesting of 50% of the unvested restricted stock units held by Mr. Thomas as of the date of his termination.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.        Description

-----------          ------------
   10.1               Separation and Release of Claims Agreement, effective as of September 17, 2009, by and between InfoSpace, Inc. and Sunil Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: September 18, 2009	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Separation and Release of Claims Agreement, effective as of September 17, 2009, by and between InfoSpace, Inc. and Sunil Thomas.